UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-0214719
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address of Principal Executive Offices)	(Mailing Address)

Argo Group US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1183996
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 East Houston Street, Suite 1300 San Antonio, TX 78205	175 East Houston Street, Suite 1300 San Antonio, TX 78205
(Address of Principal Executive Offices)	(Mailing Address)

Securities to be Registered Pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.500% Senior Notes Due 2042 (and the Guarantee with respect thereto)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-183957 and 333-183957-01

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

A description of the 6.500% Senior Notes Due 2042 (the “Notes”), of Argo Group US, Inc. (“Argo US”), fully and unconditionally guaranteed (the “Guarantee”) by Argo Group International Holdings, Ltd. (“Argo Holdings,” and together with Argo US, the “Registrants”), to be registered hereunder is contained in the section entitled “Description of the Notes” in the prospectus included in the Registrants’ Form S-3 Registration Statement (File Nos. 333-183957 and 333-183957-01), initially filed with the Securities and Exchange Commission on September 18, 2012, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Notes and the Guarantee was included in a prospectus supplement filed on September 20, 2012 by the Registrants pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2.	Exhibits.

Number	Exhibit Description

4.1	Form of Senior Indenture among Argo US, as Issuer, Argo Holdings, as Guarantor and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 of the Registration Statement of the Registrants on Form S-3 filed with the Securities and Exchange Commission on September 18, 2012)

4.2	Form of First Supplemental Indenture among Argo US, as Issuer, Argo Holdings, as Guarantor and Wells Fargo Bank, National Association, as Trustee

4.3	Form of 6.500% Senior Notes due September 15, 2042 (included in Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
Name: Jay S. Bullock Title: Executive Vice President and Chief Financial Officer

ARGO GROUP US, INC.

	By:	/s/ Jay S. Bullock
Dated: September 21, 2012		Name: Jay S. Bullock Title: Executive Vice President, Finance